Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

SEALSQ Corp

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Ordinary Shares issuable upon conversion of Notes	457(c)	40,275,000 (3)	$2.36 (2)	US$95,049,000.00	US$ 147.60 per US$ 1,000,000.00 (4)	US$14,029.23
Fees To Be Paid	Equity	Ordinary Shares issuable upon exercise of Warrants	457(g)	4,725,000 (5)	$4.00 (6)	US$18,900,000.00	US$ 147.60 per US$ 1,000,000.00(4)	US$2,789.64
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
				Total Offering Amounts	_____	US$113,949,000	_____	US$16,818.87
				Total Fees Previously Paid	_____	US$113,949,000 (7)	_____	US$16,818.87 (7)
				Total Fee Offsets	_____	_____	_____	_____
				Net Fee Due	_____	US$0	_____	US$0

__________________________

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, the ordinary shares of the Registrant being registered hereunder include such indeterminate number of shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of Ordinary Shares as reported on The Nasdaq Capital Market on February 2, 2024 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission in accordance with Rule 457(c) under the Securities Act of 1933, as amended).

(3)	Represents the maximum number of shares that the Registrant expects could be issuable upon conversion of the Second Tranche Notes held by the Selling Shareholders named in this Registration Statement. At the current Floor Conversion Price, the Second Tranche Notes (including accruing interest) are convertible into an aggregate of 19,636,364 Ordinary Shares. Pursuant to the Purchase Agreement, on the Second Tranche Closing Date, the Selling Shareholders were issued the Second Tranche Warrants to purchase up to an aggregate of 2,288,678 Ordinary Shares. Pursuant to the Registration Rights Agreement, we are obligated to register for resale 45,000,000 Ordinary Shares, which include the aforementioned Ordinary Shares plus Ordinary Shares reserved for potential issuance in the event of future adjustments to the conversion price for the Second Tranche Notes the exercise price for the Second Tranche Warrants (e.g. in the event of a future default or dilution event). The 19,636,364 Ordinary Shares issuable upon the conversion of the Second Tranche Notes represent 89.5 % of the sum total of (x) the 19,636,364 Ordinary Shares issuable upon the conversion of the Second Tranche Notes plus (y) the 2,288,678 Ordinary Shares issuable upon the exercise of the Second Tranche Warrants. For purposes of this fee table, we have therefore allocated 89.5% of the 45,000,000 Ordinary Shares that we are registering for resale to the Ordinary Shares issuable upon conversion of the Second Tranche Notes, for a total of 40,275,000 Ordinary Shares.

(4)	Pursuant to Section 6(b) of the Securities Act, a rate equal to $147.60 per $1,000,000 of the proposed maximum aggregate offering price.

(5)	Represents the maximum number of shares that the Registrant expects could be issuable upon exercise of the Second tranche Warrants held by the Selling Shareholders named in this Registration Statement. At the current Floor Conversion Price, the Second Tranche Notes (including accruing interest) are convertible into an aggregate of 19,636,364 Ordinary Shares. Pursuant to the Purchase Agreement, on the Second Tranche Closing Date, the Selling Shareholders were issued the Second Tranche Warrants to purchase up to an aggregate of 2,288,678 Ordinary Shares. Pursuant to the Registration Rights Agreement, we are obligated to register for resale 45,000,000 Ordinary Shares, which include the aforementioned Ordinary Shares plus Ordinary Shares reserved for potential issuance in the event of future adjustments to the conversion price for the Second Tranche Notes the exercise price for the Second Tranche Warrants (e.g. in the event of a future default or dilution event). The 2,288,678 Ordinary Shares represent 10.5% of the total of (x) the 19,636,364 ordinary Shares issuable upon the conversion of the Second Tranche Notes plus (y) the 2,288,678 Ordinary Shares issuable upon the exercise of the Second Tranche Warrants. For purposes of this fee table, we have therefore allocated 10.5% of the 45,000,000 Ordinary Shares that we are registering for resale to the Ordinary Shares issuable upon exercise of the Warrants, for a total of 4,725,000 Ordinary Shares.

(6)	The price per share is based upon the exercise price per warrant of $4.00 per share as of February 2, 2024.

(7)	Fees paid in connection with the initial filing of this registration statement on Form F-1 (333-276877) originally filed with the Securities and Exchange Commission on February 5, 2024.